Exhibit 99.1

Quantum-Si Announces New Executive Team Members to Accelerate the Evolution of the Company into a Leading Proteomic Tool Provider

BRANFORD, Conn.--(BUSINESS WIRE)—August 27, 2024-- Quantum-Si Incorporated (Nasdaq: QSI) (“Quantum-Si,” “QSI” or the “Company”), The Protein Sequencing Company™, today announced that Todd Bennett will join QSI as the Company’s new Chief Commercial Officer effective September 17, 2024, John Vieceli, Ph.D. has been named Chief Product Officer and Lindsay Thompson has been named Chief Human Resources Officer.

“I am pleased to welcome Todd to QSI as we look to leverage his breadth of industry experience to accelerate the global adoption of Platinum®. Todd is a highly regarded commercial leader in our industry and his track record of building high performing commercial teams and driving market adoption of new technologies is perfectly aligned with our needs for the next phase in the commercialization of our Next-Generation Protein Sequencing™ technology,” said Jeff Hawkins, Chief Executive Officer of Quantum-Si.

Mr. Bennett brings over 30 years of commercial leadership experience in life science tools and diagnostics to Quantum-Si. He brings expertise in building and leading teams across sales, marketing, customer service, business development, and strategy. Mr. Bennett has worked at industry leaders such as Luminex, Abbott, Roche and Immucor. Mr. Bennett holds a B.S. degree in Business Administration with an emphasis in finance from the Max M. Fisher College of Business at Ohio State University.

“The implementation of the role of Chief Product Officer will integrate all activities from product development through to production and delivery to customers. We are seeing continued acceleration across all our innovation roadmaps and this new role enhances our ability to continue to deliver new products on time and with the highest quality to our customers. John has been instrumental in the launch of two new sequencing kits and multiple new software analysis tools over the past year and his product development and launch experience from leading life sciences companies makes him the ideal person to lead the product organization going forward,” said Mr. Hawkins.

Dr. Vieceli joined Quantum-Si in December of 2022 and prior to that has held leadership roles at top DNA sequencing companies, including Illumina, Omniome, and Pacific Biosciences, focusing on bioinformatics, signal processing, and computer subsystems. At Illumina, he received the 2022 Annual Innovation Award for advancements in signal processing that boosted sequencing accuracy. He is an inventor on over 25 issued patents and pending applications and has authored more than 20 scientific publications. Dr. Vieceli earned his Ph.D. in Theoretical Physical Chemistry from UC Santa Cruz and his B.S. in Biology and Chemistry from Santa Clara University.

“The success of Quantum-Si is driven by the talented people who work here and the Company culture that underpins how we work together every day. Lindsay has been the driving force behind these initiatives for the past four years and this promotion recognizes that contribution and serves as the logical next step in the Company’s growth and development,” said Mr. Hawkins.

Ms. Thompson joined Quantum-Si in 2021 bringing a wealth of experience in human resources leadership across multiple industries spanning life sciences, financial services, distribution and manufacturing. Ms. Thompson received her B.S. in Business Administration and currently holds her SHRM (Society for Human Resources Management) certification.

Finally, Grace Johnston, Ph.D., has resigned from her role as Chief Commercial Officer. Dr. Johnston will provide transitional support to the Company through September 6, 2024.  The Company would like to thank Dr. Johnston for her contributions to Quantum-Si during her tenure.

Inducement Awards

Subject to Mr. Bennett commencing employment, the Compensation Committee of the Company’s Board of Directors, among other things, authorized the grant to Mr. Bennett on his start date of (i) stock options to purchase shares of the Company’s Class A common stock having an aggregate grant date fair value of $500,000, with an exercise price equal to the fair market value of the Company’s Class A common stock on the start date and a term of ten years, and (ii) restricted stock units having an aggregate grant date fair value of $500,000; in each case vesting as to 25% following the one year anniversary of the start date, with the remainder vesting in 12 equal quarterly installments thereafter (together, the “Inducement Awards”), and subject to the terms and conditions of the respective equity award agreements. The Inducement Awards are inducements material to Mr. Bennett entering into employment with the Company in accordance with Nasdaq Rule 5635(c)(4).

About Quantum-Si Incorporated

Quantum-Si, The Protein Sequencing Company™, is focused on revolutionizing the growing field of proteomics. The Company’s suite of technologies is powered by a first-of-its-kind semiconductor chip designed to enable next-generation single-molecule protein sequencing and digitize proteomic research in order to advance drug discovery and diagnostics beyond what has been possible with DNA sequencing. Learn more at quantum-si.com or follow us on LinkedIn or X.

Forward Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The actual results of the Company may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance and development and commercialization of products and services. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the inability to maintain the listing of the Company’s Class A common stock on The Nasdaq Stock Market; the ability of the Company to grow and manage growth profitably and retain its key employees; the Company’s ongoing leadership transitions; changes in applicable laws or regulations; the ability of the Company to raise financing in the future; the success, cost and timing of the Company’s product development and commercialization activities; the commercialization and adoption of the Company’s existing products and the success of any product the Company may offer in the future; the potential attributes and benefits of the Company’s commercialized Platinum™ protein sequencing instrument and kits and the Company’s other products once commercialized; the Company’s ability to obtain and maintain regulatory approval for its products, and any related restrictions and limitations of any approved product; the Company’s ability to identify, in-license or acquire additional technology; the Company’s ability to maintain its existing lease, license, manufacture and supply agreements; the Company’s ability to compete with other companies currently marketing or engaged in the development or commercialization of products and services that serve customers engaged in proteomic analysis, many of which have greater financial and marketing resources than the Company; the size and growth potential of the markets for the Company’s products and services, and its ability to serve those markets once commercialized, either alone or in partnership with others; the Company’s estimates regarding future expenses, future revenue, capital requirements and needs for additional financing; the Company’s financial performance; and other risks and uncertainties described under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, and in the Company’s other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Investor Contact
Doug Farrell, VP, Investor Relations
ir@quantum-si.com

Media Contact
Katherine Atkinson, SVP, Commercial Marketing
media@quantum-si.com